CNX Announces Executive Leadership Changes
Moves to Drive Continued Success and Seize New Opportunities

PITTSBURGH (June 1, 2022) – CNX Resources Corporation (NYSE: CNX) (“CNX” or “the company”) today announced executive leadership promotions. Donald W. Rush, Chief Financial Officer, will assume the role of Chief Strategy Officer (CSO), and Alan K. Shepard, Vice President and Chief Accounting Officer, will be promoted to the role of Chief Financial Officer. Both moves are effective immediately.

“Today’s announcement further illustrates the deep bench filled with local talent within our organization. These leaders represent proven strategic forward-thinking, strong execution capabilities, and a dedicated commitment to CNX’s value proposition and to the future of our region,” said President and CEO Nick DeIuliis. Mr. DeIuliis continued, “While Alan will oversee the continued steady execution of our free cash flow per share growth plan, Don will focus on the future and its exciting upside opportunities incremental to our base business.”

In his new role, Mr. Rush will continue to report to President and CEO Nick DeIuliis and help drive the company’s strategy, growth avenues, value recognition, and branding. He will work closely with the executive team and the Board of Directors.
“Don successfully navigated CNX through a series of transformative transactions that evolved the company into the low cost and low CO2e intensive manufacturer of natural gas in the Appalachian Basin. He is particularly well suited to further position the company as a leader and differentiator in the ESG space and increase our intrinsic value per share,” said Mr. DeIuliis.

Mr. Shepard will now report to President and CEO DeIuliis and be responsible for overseeing the company’s finance organization. Mr. Shepard has served in numerous finance leadership capacities across his 20-year career, most recently as CNX’s Chief Accounting Officer. Prior to rejoining CNX in 2020, he served as the Chief Financial Officer of EdgeMarc Energy.

Mr. DeIuliis commented further, “Alan’s deep knowledge of our business, extensive financial expertise, steady guidance of our returns-focused strategy, and strong relationship with our Board of Directors and executive management team will serve CNX well as he leads our finance organization. We are excited for what is to come as he seizes the opportunities of this new role.”

About CNX Resources
CNX Resources Corporation (NYSE: CNX) is unique. We are a premier natural gas development, production, midstream, and technology company centered in Appalachia, one of the most energy abundant regions in the world. With the benefit of a 158-year regional legacy, substantial asset base, leading core operational competencies, technology development and innovation, and astute capital allocation methodologies, we responsibly develop our resources and deploy free cash flow to create long-term per share value for our shareholders, employees, and the communities where we operate. As of December 31, 2021, CNX had 9.63 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor's Midcap 400 Index. Additional information is available at www.cnx.com.

Cautionary Statements
We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the "Exchange Act")) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "will," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Forward-Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and NGLs; local, regional and national economic conditions and the impact they may have on our customers; the impact of events beyond our control, including a global or domestic health crisis; dependence on gathering, processing and transportation facilities and other midstream facilities owned by others; conditions in the oil and gas industry; our current long-term debt obligations, and the terms of the agreements that govern that debt; strategic determinations, including the allocation of capital and other resources to strategic opportunities; cyber-incidents targeting our systems, oil and natural gas industry systems and infrastructure, or the systems of our third-party service providers; and changes in safety, health, environmental and other regulations.

Contacts:
Investor:     Tyler Lewis, at (724) 485-3157

Media:     Brian Aiello, at (724) 485-3078

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